Exhibit 21



                      SUBSIDIARIES OF CIPSCO AND CIPS




                                                  State or Jurisdiction
Name                                                of Incorporation
____                                              _____________________

CIPSCO Incorporated                                    Illinois
 Central Illinois Public Service Company               Illinois
     Illinois Steam Inc.                               Illinois
     CIPS Energy Inc.                                  Illinois
     Electric Energy, Inc.*                            Illinois
 CIPSCO Investment Company                             Illinois
     CIPSCO Securities Company                         Illinois
     CIPSCO Leasing Company                            Illinois
          CLC Aircraft Leasing Company                 Illinois
          CLC Leasing Company A                        Illinois
          CLC Leasing Company B                        Illinois
          CLC Leasing Company C                        Illinois
     CIPSCO Energy Company                             Illinois
          CEC-PGE-G Co.                                Illinois
          CEC-PGE-L Co.                                Illinois
          CEC-APL-G Co.                                Illinois
          CEC-APL-L Co.                                Illinois
          CEC-PSPL-G Co.                               Illinois
          CEC-PSPL-L Co.                               Illinois
          CEC-MPS-G Co.                                Illinois
          CEC-MPS-L Co.                                Illinois
          CEC-ACE-G Co.                                Illinois
          CEC-ACE-L Co.                                Illinois
          CEC-ACLP Co.                                 Illinois
     CIPSCO Venture Company                            Illinois



* Central Illinois Public Service Company owns 20% of the common stock of EEI.